EXHIBIT 1

                  Original Articles of Incorporation and Bylaws

                            ARTICLES OF INCORPORATION
                                       OF
                      GULF COAST SECURITIES TRANSFER, INC.



KNOW ALL MEN BY THESE PRESENTS:

         That the undersigned incorporator being a natural person of the age of 18 years or more and desiring to form a body corporate under the laws of the State of Florida does hereby sign, verify and deliver in duplicate to the Secretary of State of Florida these Articles of Incorporation.


                                    ARTICLE I

                                      NAME
                                      ----

         The name of the corporation shall be Gulf Coast Securities Transfer, Inc.


                                   ARTICLE II

                               PERIOD OF DURATION
                               ------------------

         The corporation shall exist in perpetuity, from and after the date of the filing of the Articles of Incorporation with the Secretary of State of Florida unless dissolved according to law.


                                   ARTICLE III

                               PURPOSES AND POWERS
                               -------------------


         3.1 Purposes. The corporation is organized for the purpose of engaging in any lawful act or activity for which corporations may be organized under the General Corporation Law of Florida.

         3.2 Powers. The corporation shall have all of the rights, privileges and powers now or hereafter conferred upon corporations by the Florida General Corporation Act. The corporation shall have and may exercise all powers necessary or convenient to effect any of the purposes for which the corporation was organized.


                                   ARTICLE IV

                                  CAPITAL STOCK
                                  -------------

         4.1 Authorized Stock. The total number of shares which the corporation shall have authority to issue is 1,00 shares of common stock, and the par value of each such share is $.001 per share.

         4.2 Voting Rights; No Cumulative Voting. Each outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote of shareholders. Cumulative voting in the election of directors of the corporation shall not be allowed.

         4.3 Denial of Preemptive Rights. No holder of any shares of the corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the corporation, including shares or securities held in the treasury of the corporation.


                                    ARTICLE V

                 RIGHT OF DIRECTORS TO CONTRACT WITH CORPORATION
                 -----------------------------------------------


         No contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the corporation's directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

         (a) The material facts as to such relationship or interest and as to the contract or transaction as disclosed or known to the Board of Directors or committee, and the Board or committee in good faith, authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or

         (b) The material facts as to such relationship or interest and as to the contract or transaction are disclosed or known to the shareholders entitled to vote thereon, and they authorize, approve or ratify in good faith such contract or transaction by vote or written consent; or

         (c) The contract or transaction is fair and reasonable as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the shareholders.

         Common or interested directors may be counted in determining the presence of a quorum at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

                                   ARTICLE VI

                      LIMITATION OF LIABILITY OF DIRECTORS
                      ------------------------------------

The personal liability of directors of the corporation shall be limited to the fullest extent permitted by the Florida General Corporation Law, as amended.


                                   ARTICLE VII

                                   AMENDMENTS
                                   ----------

         The   corporation   reserves   the  right  to  amend  its  Articles  of
Incorporation from time to time in accordance with the General Corporation Law of Florida.


                                  ARTICLE VIII

                        ADOPTION AND AMENDMENT OF BY-LAWS
                        ---------------------------------

         The initial By-Laws of the corporation shall be adopted by the Board of Directors. The power to alter or amend or repeal the By-Laws shall be vested in the Board of Directors. The By-Laws may contain provisions for the regulation and management of the affairs of the corporation unless inconsistent with the law or these Articles of Incorporation.


                                   ARTICLE IX

                     REGISTERED OFFICE AND REGISTERED AGENT
                     --------------------------------------


         The address of the initial registered office of the corporation is 4010 Boy Scout Boulevard, Suite 300, Tampa, Florida 33607, and the name of the initial registered agent at such address is Rick E. Hartness. Either the registered office or the registered agent may be changed in the manner provided by law.

                                    ARTICLE X

                               BOARD OF DIRECTORS
                               ------------------

         The initial Board of Directors of the Corporation shall consist of four
(4) members, each being natural persons of the age of eighteen (18) years or older. The names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are as follows:

              Name                                      Address
              ----                                      -------

         Stuart M. Cohen            4010 Boy Scout Boulevard, Suite 300
                                            Tampa, Florida  33607


         Noel F. Birns              4010 Boy Scout Boulevard, Suite 300
                                            Tampa, Florida  33607

         Rick E. Hartness           4010 Boy Scout Boulevard, Suite 300
                                            Tampa, Florida  33607

         Richard B. Vincent         7225 S. Quebec Court
                                            Englewood, Colorado   80112



                                   ARTICLE XI

                                  INCORPORATOR
                                  ------------

         The name and address of the incorporator is as follows:

               Name                   Address

         Richard B. Vincent         7225 S. Quebec Court
                                    Englewood, Colorado  80112

         The undersigned, being the incorporator name hereinbefore, for the purposes of forming a corporation pursuant to the General Corporation Law of the State of Florida does make this certificate hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and, accordingly, has hereunto set his hand this 2nd day of September, 1988.


                                            --------------------------------
                                            Richard B. Vincent
                                            Incorporator


STATE OF COLORADO          )
                           )       ss:
COUNTY OF ARAPAHOE         )

                  SUBSCRIBED AND SWORN to before me this ________ day of September 1988, by Richard B. Vincent, Incorporator.


                                            --------------------------------
                                            Notary Public

My Commission Expires:

----------------------

                         CERTIFICATE OF REGISTERED AGENT


         I, Rick E. Hartness, hereby accept the designation as intial registered agent of Gulf Coast Securities Tranfer, Inc.


                                ---------------------------
                                Rick E. Hartness